Exhibit 99.1

 ADIAL ANNOUNCES FUNDING OF MANAGEMENT-LED $2,100,000 ABOVE MARKET PRIVATE PLACEMENT AT $3.00 PER SHARE

June 03, 2021

CHARLOTTESVILLE, Va., June 03, 2021 (GLOBE NEWSWIRE) -- Adial Pharmaceuticals, Inc. (NASDAQ: ADIL; ADILW) (“Adial” or the “Company”), a clinical-stage biopharmaceutical company focused on developing therapies for the treatment and prevention of addiction and related disorders, today announced that it has completed the $2,100,000 private placement of 700,001 shares of common stock at a price of $3.00 per share (the “Shares”) on June 1, 2021. The private placement investors included Bespoke Growth Partners, Inc., a company controlled by a member of management, a member of the Board of Directors of the Company, and Keystone Capital Partners, LLC. No warrants were issued and no brokers fees were incurred in this financing transaction.

As previously disclosed, the Company received $291,003 upon the parties’ execution of their respective Securities Purchase Agreements and the balance of $1,809,000 following the U.S. Securities and Exchange Commission declaring the registration statement on Form S-3 registering the resale of the private placement shares effective on May 26, 2021.

“We are excited to expand our relationship with Adial through this financing,” said Fred Zaino, Managing Partner and Chief Investment Officer of Keystone Capital Partners. “Adial has continued to execute and we remain as encouraged as ever by the outlook for the business. AD04 addresses a multi-billion-dollar, underserved market for alcohol use disorder, with potential for expansion into new indications such as opioid use disorder. Moreover, Keystone believes that through the acquisition of Purnovate and its expansion plans, Adial is positioning itself become a leader in the broader addiction market, including with a drug candidate for non-opioid pain reduction that addresses one of the key contributors to addiction.”

“Purpose-driven investment is paramount to us at Bespoke,” said Mark H. Peikin, CEO of Bespoke Growth Partners and Chief Strategy Officer of Adial. “Addiction has affected so many of us and our families, and has been further exacerbated by the pandemic. Importantly, Adial is mid-stage in the landmark ONWARD Phase 3 clinical trial testing AD04 for alcohol use disorder, and we are looking forward to the completion of the trial.”

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a clinical-stage biopharmaceutical company focused on developing therapies for the treatment and prevention of addiction and related disorders. The Company’s lead investigational new drug product, AD04, is a genetically targeted, serotonin-3 receptor antagonist, therapeutic agent for the treatment of Alcohol Use Disorder (AUD) and is currently being investigated in the Company’s landmark ONWARD™ pivotal Phase 3 clinical trial for the potential treatment of AUD in subjects with certain target genotypes, which are to be identified using the Company’s proprietary companion diagnostic genetic test. A Phase 2b clinical trial of AD04 for the treatment of AUD showed promising results in reducing frequency of drinking, quantity of drinking and heavy drinking (all with statistical significance), and no overt safety concerns (there were no statistically significant serious adverse events reported). AD04 is also believed to have the potential to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity, and the Company develops adenosine analogs for the treatment of pain and other disorders. Additional information is available at www.adialpharma.com.

About the Landmark ONWARD™ Pivotal Phase 3 Clinical Trial

The ONWARD trial is a 24-week, multicenter, randomized, double-blind, placebo-controlled, parallel group, Phase 3 clinical study to evaluate the efficacy, safety and tolerability of AD04 in patients with Alcohol Use Disorder (AUD) and selected polymorphisms in the serotonin transporter and receptor genes. Patients are genetically screened prior to enrollment in the ONWARD trial so that only genetically positive patients are enrolled. The primary endpoint for analysis of efficacy is the change from baseline in the monthly number of heavy drinking days during the last 8 weeks of the 24-week treatment period. ONWARD is currently being conducted in 25 clinical sites in seven countries in Scandinavia and Central and Eastern Europe (Sweden, Finland, Poland, Latvia, Estonia, Bulgaria and Croatia). The principal investigator is Professor Hannu E.R. Alho, Emeritus Professor of Addiction Medicine at the University of Helsinki.

Forward Looking Statements

This communication contains certain "forward-looking statements" within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward-looking statements include statements regarding Adial positioning itself become a leader in the broader addiction market and the potential of AD04 to treat other addictive disorders such as opioid use disorder, gambling, and obesity. Any forward-looking statements included herein reflect our current views, and they involve certain risks and uncertainties, including, among others, our ability to leverage the acquisition of Purnovate and our other expansion plans to position ourself as a leader in the broader addiction market, our ability to enroll patients within the timelines anticipated and complete clinical trials on time and achieve desired results and benefits as expected, the ability of AD04 to treat other addictive disorders such as opioid use disorder, gambling, and obesity, our ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to our ability to promote or commercialize our product candidates for specific indications, acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products, our ability to maintain our license agreements, the continued maintenance and growth of our patent estate, our ability to establish and maintain collaborations, our ability to obtain or maintain the capital or grants necessary to fund its research and development activities, and our ability to retain our key employees or maintain our Nasdaq listing. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in our Annual Report on Form 10-K for the year ended December 31, 2020, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:
Crescendo Communications, LLC
David Waldman / Natalya Rudman
Tel: 212-671-1021
Email: adil@crescendo-ir.com

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